UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other.

New Reportable Segment

Beginning with the earnings announcement regarding the fourth quarter and full year for fiscal 2012, and in the Company’s Form 10-K for the year ending April 27, 2012, Bob Evans Farms, Inc., a Delaware corporation, will report the results of its operations in the following three reportable segments: Bob Evans Restaurants, Mimi’s Café Restaurants, and Food Products. Previously, Bob Evans Restaurants and Mimi’s Café Restaurants were aggregated and reported as one reporting segment, Restaurants.

In part based upon a comment letter received from the Securities & Exchange Commission, we conducted a review of the economic characteristics of our Bob Evans and Mimi’s Café restaurants, in line with the Commission’s business segment reporting rules, and believe that the characteristics at this time may not be sufficiently similar enough to justify the aggregation of these two operating segments into a single reporting segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 11, 2012

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, General Counsel and Secretary